EXHIBIT 4.2(b)

CUSIP NO.                                          PRINCIPAL AMOUNT:

REGISTERED NO.

                            MURPHY OIL CORPORATION

                   MEDIUM-TERM FLOATING RATE NOTE, SERIES __
              Due From Nine Months to __ Years From Date of Issue

 ___
/__/   Check box if the Note is a Global Note.

       Applicable if the Note is a Global Note:

       [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]


ORIGINAL ISSUE DATE:         INITIAL INTEREST RATE:   MATURITY DATE:


INTEREST RATE BASIS:         INDEX MATURITY:


REDEEMABLE ON OR AFTER (AT   SPREAD MULTIPLIER:       SPREAD:  +
OPTION OF THE COMPANY):                                        -

MAXIMUM INTEREST RATE:       MINIMUM INTEREST RATE:   INTEREST PAYMENT PERIOD:

                             INITIAL REDEMPTION       INTEREST RATE RESET
                             PERCENTAGE:              PERIOD:

                                                      INTEREST RESET DATES:

CALCULATION AGENT:           ANNUAL REDEMPTION        DEPOSITARY:
                             PERCENTAGE               (Only applicable if this
                             REDUCTION:               Note is a Global Note)



INITIAL DATE ON WHICH THE
NOTE IS REPAYABLE AT THE
OPTION OF THE HOLDER:


INITIAL REPAYMENT PERCENTAGE:                          SINKING FUND:


ANNUAL REPAYMENT PERCENTAGE
REDUCTION:


INTEREST PAYMENT DATES:

INTEREST CALCULATION DATES:

INTEREST DETERMINATION DATES:

OTHER TERMS:


         MURPHY OIL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to
                                    , or registered assigns, the principal sum
of                                       at the office or agency of the
Company in the Borough of Manhattan, The City of New York, on the maturity date shown above, or if such date is not a Business Day, the next succeeding Business Day (the "Maturity Date"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest monthly, quarterly, semiannually or annually as specified above under "Interest Payment Period", on the Interest Payment Dates specified above, commencing with the first Interest Payment Date specified above following the Original Issue Date specified above, and on the Maturity Date or date of redemption or repayment, if any, on said principal sum at said office or agency, in like coin or currency, at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date specified above following the Original Issue Date specified above and thereafter at a rate per annum determined in accordance with the provisions hereinbelow under the heading "Determination of Interest Rate Per Annum for Commercial Paper Rate Notes", "Determination of Interest Rate Per Annum for Prime Rate Notes", "Determination of Interest Rate Per Annum for LIBOR Notes", "Determination of Interest Rate Per Annum for Treasury Rate Notes", "Determination of Interest Rate Per Annum for CD Rate Notes" or "Determination of Interest Rate Per Annum for Federal Funds Rate Notes", depending upon whether the Interest Rate Basis is Commercial Paper Rate, Prime Rate, LIBOR, Treasury Rate, CD Rate or Federal Funds Rate, as specified above; provided, however, that if any Interest Payment Date specified above would otherwise fall on a day that is not a Business Day (as defined herein), such Interest Payment Date will be the following day that is a Business Day, except that in the event that the Interest Rate Basis for this Note is LIBOR, if such day falls in the next calendar month, such Interest Payment Date will be the next preceding day that is a Business Day. Interest on this Note shall accrue (a) if the rate at which interest on this Note is payable shall be adjusted monthly, quarterly, semiannually or annually, as specified above under "Interest Rate Reset Period" and as determined in accordance with the provisions hereinbelow, from the Interest Payment Date next preceding the date of this Note to which interest has been paid, unless the date hereof is an Interest Payment Date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on this Note, in which case from the Original Issue Date specified above, until payment of said principal sum has been made or duly provided for or (b) if the rate at which interest on this Note is payable shall be adjusted daily or weekly, as specified above under "Interest Rate Reset Period" and as determined in accordance with the provisions hereinbelow, from the Record Date (as defined herein) next preceding the date of this Note through which interest has been paid, unless the date hereof is a Record Date through which interest has been paid, in which case from the day after the date of this Note, or unless no interest has been paid on this Note, in which case from the Original Issue Date specified above, until payment of said principal sum has been made or duly provided for; provided, however, that if the Original Issue Date is after any Record Date preceding any Interest Payment Date and before such Interest Payment Date, interest on this Note shall accrue from such Interest Payment Date unless the rate at which interest on this Note is payable shall be adjusted weekly, as provided above under "Interest Rate Reset Period" and as determined in accordance with the provisions hereinbelow, in which case interest on this Note shall accrue from such Record Date, or, in either case, if no interest has been paid on this Note, from the Original Issue Date specified above; provided, further, that if the Company shall default in the payment of interest due on any Interest Payment Date, then interest on this Note shall accrue from the next preceding Interest Payment Date or Record Date, as the case may be, to which interest has been paid, or, if no interest has been paid on this Note, from the Original Issue Date specified above. Subject to certain exceptions provided in the Indenture referred to below, the interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Record Date next preceding such Interest Payment Date, and interest payable at maturity or upon earlier redemption or repayment (other than a Maturity Date or redemption or repayment date which is an Interest Payment Date) will be paid to the person to whom said principal sum is payable; provided, however, that the first payment of interest on a Note originally issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date to the registered owner on such next succeeding Record Date. "Record Date" shall mean the fifteenth day prior to any Interest Payment Date. "Business Day" shall mean, as used herein with respect to any particular location, each Monday, Tuesday, Wednesday, Thursday or Friday which is (a) not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close and (b) in the event that the Interest Rate Basis for this Note is LIBOR, a London Business Day. "London Business Day" shall mean any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

         Payment of interest on this Note due on any Interest Payment Date (other than interest on this Note due to the Holder hereof on the Maturity Date or a redemption or repayment date, if any) will be made by check mailed to the person entitled thereto at his or her last address as it appears on the registry books of the Company (or by wire transfer to those persons holding Notes with an aggregate principal amount of greater than $10 million) to such account as may have been appropriately designated by such Holder as set forth herein. Payment of the principal premium, if any, and interest, if any, on this Note due to the Holder hereof at maturity or upon earlier redemption or repayment will be made, in immediately available funds, upon presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York.

         Any payment on this Note due on any day which is not a Business Day in The City of New York need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such date.

         If this Note is a Global Note as specified above, the following legend is applicable: "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."

         Additional provisions of this Note are contained following the signature lines and certificate of authentication hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.
         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to hereinbelow.

            IN WITNESS WHEREOF, MURPHY OIL CORPORATION has caused this instrument to be signed by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:


   TRUSTEE'S CERTIFICATE OF AUTHENTICATION     MURPHY OIL CORPORATION
   This is one of the Securities of the
   series designated herein referred to
   in the within-mentioned Indenture           By:____________________
                                                  Name
                                                  Title

        CHEMICAL BANK,
        as Trustee,

                                               Attest:

By:___________________________________
   Authorized Officer
                                                  ____________________
                                                  Secretary



                                             [SEAL]


                            MURPHY OIL CORPORATION

                   MEDIUM-TERM FLOATING RATE NOTE, SERIES __
              Due From Nine Months to __ Years From Date of Issue

         This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (the "Securities"), all issued or to be issued under and pursuant to an indenture dated as of ______, 1994, (the "Indenture"), duly executed and delivered by the Chemical Bank, as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities, which series is limited in aggregate principal amount to $_______, designated as the Medium-Term Notes, Series A (the "Notes"), of the Company. The Notes may mature at different times, bear interest at different rates, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all and be extendable.

         The interest rate in effect from the date of issue to the first Interest Reset Date shall be the Initial Interest Rate specified above. Commencing with the first Interest Reset Date specified above following the Original Issue Date specified above, the rate at which interest on this
Note is payable shall be adjusted daily, weekly, monthly, quarterly, semiannually or annually as specified above under "Interest Rate Reset Period"; provided, however, that the interest rate in effect hereon for the 10 calendar days immediately prior to the maturity hereof will be that in effect on the tenth day next preceding the Maturity Date. Each such adjusted rate shall be applicable from and including the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or until maturity, as the case may be. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined with respect to the Interest Determination Date next preceding such Interest Reset Date in accordance with the provisions of the applicable heading below.

         Determination of Interest Rate Per Annum for Prime Rate Notes. If the Interest Rate Basis specified above is Prime Rate, the interest rate per annum determined with respect to any Interest Determination Date specified above shall equal the rate, adjusted by the addition or subtraction of the Spread, if any, specified above, and/or by multiplication by the Spread Multiplier, if any, specified above, and calculated by the Calculation Agent specified above to one hundred-thousandth of a percentage point, rounded up, set forth for the relevant Prime Rate Interest Determination Date in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("Release H.15(519)") under the heading "Bank Prime Loan". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Interest Calculation Date, then the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean (adjusted or multiplied and calculated as described above) of the rates of interest publicly announced by each bank that appears on the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen NYMF Page") as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen NYMF Page on such Prime
Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen NYMF Page on such Prime Rate Interest Determination Date, the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean (adjusted or multiplied and calculated as described above) of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Prime Rate Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoted as mentioned in this sentence, the Prime Rate with respect to such Interest Reset Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

         Determination of Interest Rate Per Annum for LIBOR Notes. If the Interest Rate Basis specified above is LIBOR, the interest rate per annum determined with respect to any Interest Determination Date specified above shall equal either (a) the arithmetic mean (as calculated by the Calculation Agent specified above to one hundred-thousandth of a percentage point, rounded
up) of offered rates for deposits of not less than U.S. $1,000,000 having the specified Index Maturity, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appear on the Reuters Screen LIBO Page (as defined herein) as of 11:00 A.M., London time, on such Interest Determination Date, adjusted by the addition or subtraction of the Spread, if any, specified above, and/or by multiplication by the Spread Multiplier, if any, specified above or (b) the rate for deposits in U.S. dollars having the specified Index Maturity commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appears on the Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on that LIBOR Interest Determination Date; provided, however, that if fewer than two such offered rates so appear on the Reuters Screen LIBO Page, the Calculation Agent shall request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent to provide a quotation of the rate at which such bank offered to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date, deposits in U.S. dollars having the specified Index Maturity and in a principal amount not less than U.S. $1,000,000 and equal to an amount that is representative for a single transaction in such market at such time, and the interest rate per annum hereon shall equal the arithmetic mean (adjusted or multiplied and calculated as described above) of (a) such quotations, if at least two quotations are provided, or (b), if fewer than two such quotations are provided, the rates quoted at approximately 11:00 A.M., New York City time on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks having the specified Index Maturity and in a principal amount that is not less than U.S. $1,000,000 and is representative for a single transaction in such market at such time, in either case, adjusted or multiplied and calculated as described above; provided, however, that if not all of the three banks selected by the Calculation Agent pursuant to clause (b) above are quoting as described above, the interest rate per annum hereon with respect to such Interest Determination Date shall be the LIBOR in effect hereon on such Interest Determination Date. "Reuters Screen LIBO Page" shall mean the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).
"Telerate Page 3750" shall mean the display designated as Page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

         Determination of Interest Rate Per Annum for Treasury Rate Notes. If the Interest Rate Basis specified above is Treasury Rate, the interest rate per annum determined with respect to any Interest Determination Date specified above shall equal the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified above as published in Release H.15(519), under the heading "U.S. Government Securities/Treasury bills/Auction Average (Investment)" on such Interest Determination Date or, if not so published by 9:00 A.M., New York City time, on the Interest Calculation Date (as specified above) pertaining to such Interest Determination Date, the auction average rate for the aforementioned auction for such Interest Determination Date (expressed as a bond equivalent, calculated to one hundred-thousandth of a percentage point, rounded up, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury, in either case, adjusted by the addition or subtraction of the Spread, if any, specified above, and/or by multiplication by the Spread Multiplier, if any, specified above. In the event that the results of such auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 P.M., New York City time, on such Treasury Interest Calculation Date, or if no such auction is held by the applicable Interest Determination Date, then the interest rate per annum with respect to such Interest Calculation Date shall be the rate set forth in Release H.15(519) for the specified Index Maturity under the heading "U.S. Government Securities/Treasury Bills/Secondary Market[s]." In the event such rate is not so published by 3:00 P.M. New York City time, on the relevant Interest Calculation Date, then the interest rate per annum hereon shall be calculated by the Calculation Agent and shall be the yield to maturity (expressed as a bond equivalent, calculated to one hundred-thousandth of a percentage point, without rounding, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean (adjusted or multiplied and calculated as described above) of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers in The City of New York selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity, adjusted or multiplied and calculated as described above; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as described in this sentence, the interest rate per annum hereon with respect to such Interest Determination Date shall be the Treasury Rate in effect hereon on such Interest Determination Date.

         Determination of Interest Rate Per Annum for Commercial Paper Rate Notes. If the Interest Rate Basis specified above is Commercial Paper Rate, the Interest Rate per annum determined with respect to any Interest Determination Date specified above shall equal (a) the Money Market Yield (as defined herein) of the per annum rate (quoted on a bank discount basis) on such Interest Determination Date for commercial paper having the Index
Maturity specified above, (i) as such rate is published in Release H.15(519), under the heading "Commercial Paper," or (ii) if such rate is not published
[at or] prior to 9:00 A.M., New York City time, on the Interest Calculation Date (as specified above) pertaining to such Interest Determination Date, as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities", or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations"), under the heading "Commercial Paper", or (b) if by 3:00 P.M., New York City time, on such Interest Calculation Date, such rate is not yet published in either of such publications, the Commercial Paper Rate with respect to such Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean (calculated to one hundred-thousandth of a percentage point, rounded up) of the offered per annum rates, as of 11:00 A.M., New York City time, on such Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the specified Index Maturity placed for industrial issuers whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified above, and/or by multiplication by the Spread Multiplier, if any, specified above; provided, however, that if fewer than three such dealers are quoting as described above, the interest rate per annum hereon with respect to such Interest Determination Date shall be the Commercial Paper Rate in effect hereon on such Interest Determination Date.
         "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                                        360 x D
         Money Market Yield = 100 x _______________
                                     360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal calculated to seven decimal places, without rounding; and "M" refers to the actual number of days in the period for which interest is being calculated.

         Determination of Interest Rate Per Annum for CD Rate Notes. If the Interest Rate Basis specified above is CD Rate, the Interest Rate per annum determined with respect to any Interest Determination Date specified above shall equal the rate, adjusted by the addition or subtraction of the Spread, if any, specified above, and/or by multiplication by the Spread Multiplier, if any, specified above and calculated to one hundred-thousandth of a percentage point, rounded up, for the relevant CD Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in Release H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Interest Calculation Date, then the CD Rate with respect to such Interest Reset Date shall be the rate (adjusted or multiplied and calculated as described above) on such CD Rate Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 P.M., New York City time, on such Interest Calculation Date such rate is not published in either Release H.15(519) or Composite Quotations, the CD Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean (adjusted or multiplied and calculated as described above) of the secondary market offered rates, as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the specified Index Maturity in a denomination of U.S. $5,000,000; provided, however, that, if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate with respect to such Interest Reset Rate will be the CD Rate in effect on such CD Rate Interest Determination Date.

         Determination of Interest Rate Per Annum for Federal Funds Rate Notes. If the Interest Rate Basis specified above is Federal Funds Rate, the Interest Rate per annum determined with respect to any Interest Determination Date specified above shall equal the rate, adjusted by the addition or subtraction of the Spread, if any, specified above, and/or by multiplication by the Spread Multiplier, if any, specified above and calculated to one hundred-thousandth of a percentage point, rounded up, on the relevant Federal Funds Interest Determination Date for Federal Funds as published in Release H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Interest Calculation Date, then the Federal Funds Rate with respect to such Interest Reset Date will be the rate (adjusted or multiplied and calculated as described above) on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 P.M., New York City time, on such Interest Calculation Date such rate is not published in either Release H.15(519) or Composite Quotations, the Federal Funds Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean (adjusted or multiplied and calculated as described above) of the rates, as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Interest Reset Date will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

         Notwithstanding the foregoing, the interest rate per annum hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Interest Calculation Date.

         The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

         At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if different, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date with respect to this Note.

         Interest payments hereon will include interest accrued to but excluding the applicable Interest Payment Date; provided, however, that if the rate at which interest on this Note is payable shall be adjusted daily or weekly as specified above under "Interest Rate Reset Period" and as determined in accordance with the provisions hereof, interest payable on any Interest Payment Date, other than interest payable on any date on which principal hereof is payable, will include interest accrued to and including the Record Date next preceding such Interest Payment Date. Accrued interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid, as the case may be, shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day from the Original Issue Date or from the last date to which interest shall have been paid or duly provided for, as the case may be, up to but not including the date for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places, without rounding) for each such date shall be computed by dividing the interest rate per annum (expressed as a decimal calculated to seven decimal places, without rounding) applicable to such date by 360 if the Interest Rate Basis specified above is Prime Rate, LIBOR, Commercial Paper Rate, CD Rate or Federal Funds Rate or by the actual number of days in the year if the Interest Rate Basis specified above is Treasury Rate.

         In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 51% in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all of the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, in any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities which may be issued upon the registration of transfer thereof or in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

         If so provided above under the heading "Redeemable on or after (at option of the Company)", this Note may be redeemed by the Company on and after the date so indicated. On and after the date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part, at the option of the Company, at a redemption price equal to the product of the principal amount of this Note to be redeemed multiplied by the Redemption Percentage. The Redemption Percentage shall initially equal the Initial Redemption Percentage specified above, and shall decline at each anniversary of the initial date that this Note is redeemable by the amount of the Annual Redemption Percentage Reduction specified above, until the Redemption Percentage is equal to 100%.

         If so provided above, this Note will be repayable in whole or in part in increments of $1,000, provided that the remaining principal amount of any Note surrendered for partial repayment shall be at least $100,000, on any Business Day on or after the "Initial Date on Which the Note is Repayable at the Option of the Holder" (as stated above), at the option of the Holder, at the repayment amount specified above, plus accrued interest, if any, to the repayment date. In order for the exercise of the option to be effective and the Notes to be repaid, the Company must receive at the applicable address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the within Note, on or before the fifteenth, but not earlier than the twenty-fifth day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, either (i) this Note, with the form below entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Note, (b) the principal amount of this Note and the amount of this Note to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Company will receive this Note, with the form below entitled "Option to Elect Repayment" duly completed, not later than 5 Business Days after the date of such telegram, telex, facsimile transmission or letter (and this Note and form duly completed are received by the Company by such fifth Business Day). Any such election shall be irrevocable. The addresses to which such deliveries are to be made is [
            ], Attention:  [                                   ] (or at such
other places as the Company shall notify the Holders of the Notes). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

         The Notes are issuable in fully registered global or definitive form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture and to the limitations described below if applicable, without charge except for any tax or other governmental charge imposed in connection therewith.

         If this Note is a Global Note (as specified above), this Note is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Note shall be exchangeable for definitive
Notes in registered form or (z) an Event of Default with respect to the Notes represented hereby has occurred and is continuing. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Notes in registered form, bearing interest at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Stated Maturity and other terms and of differing denominations aggregating a like amount.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

         The Company, the Trustee and any paying agent and any authorized agent of the Company, the Trustee and any paying agent may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any authorized agent of the Company, the Trustee or any paying agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

         No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness evidenced thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof as part of the consideration for the issue hereof.

         Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.
         This Note shall be governed by and construed in accordance with the laws of the State of New York.

                           _________________________

                           OPTION TO ELECT REPAYMENT

                TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE
                  AT THE OPTION OF THE HOLDER AND THE HOLDER
                         ELECTS TO EXERCISE SUCH RIGHT


         The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at
____________________________________________________________
____________________________________________________________
(please print or typewrite name and address of the undersigned).
         For this Note to be repaid the Company must receive at the applicable address of the Paying Agent set forth above or at such other place or places of which the Company shall from time to time notify the holder of the within Note on or before the fifteenth, but not earlier than the twenty-fifth, day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, (i) this Note, with this "Option to Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the holder of the Note, (b) the principal amount of the Note and the amount of the Note to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Note to be repaid with the form entitled "Option to Elect Repayment" on the addendum to the Note duly completed will be received by the Company not later than 5 Business Days after the date of such telegram, telex, facsimile transmission or letter (and such Note and form duly completed are received by the Company by such fifth Business Day).

         If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000) which the Holder elects to have repaid: __________________________;
and specify the denomination or denominations (which shall be $100,000 or an integral multiple of $1,000 in excess thereof) of the Note or Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid): _______________________.


Date: ______________________           _____________________________
                                       Notice: The signature to this
                                       Option to Elect Repayment must
                                       correspond with the name as
                                       written upon page 2 of the Note
                                       in every particular without
                                       alteration or enlargement or any
                                       other change whatsoever.




                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  --as tenants in common  UNIF GIFT MIN ACT--______CUSTODIAN_______
TEN ENT  --as tenants by the entireties          (Cust)      (Minor)
JT TEN       --as joint tenants with rightUnder Uniform Gifts to Minors Act of survivorship and not as
           tenants in common         _________________________________
                                                     (State)

    Additional abbreviations may also be used though not in the above list.


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
         unto


[Please Insert Social Security or
Other Identifying Number of Assignee]

_________________________________

/________________________________/____________________________________________
    [PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE]

______________________________________________________________________________

______________________________________________________________________________

the within Note of MURPHY OIL CORPORATION and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated: _______________________       _________________________________

                                     _________________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatever.